Exhibit 10.2

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”), dated as of September 23, 2021, is by and among Carrols Restaurant Group, Inc., a Delaware corporation (“Carrols”), Carrols LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Carrols (“Carrols LLC”), and Daniel T. Accordino. As used in this Agreement: (a) the “Company" means Carrols and its subsidiaries and affiliated entities and (b) “you”, “your” and the “Executive” means Daniel T. Accordino.

W I T N E S S E T H:

WHEREAS, Carrols, Carrols LLC and the Executive are parties to an Employment Agreement dated as of December 22, 2011, as amended by the First Amendment to Employment Agreement dated as of September 6, 2013 (as amended, the "Employment Agreement"), pursuant to which Executive serves as Chief Executive Officer (“CEO”) and President of Carrols;

WHEREAS, on September 23, 2021, the Company provided Executive written notice of non-renewal of the Term (as defined in Section 5 of the Employment Agreement) of the Employment Agreement (the “Notice of Non-Renewal”);

WHEREAS, as a result of the delivery of the Notice of Non-Renewal to the Executive, the Term of the Employment Agreement shall terminate on February 28, 2022 (the “Termination Date”):

WHEREAS, the Company would like the Executive to continue to serve as CEO and President beyond the Termination Date in order to provide for an orderly transition of leadership from the Executive to a new CEO; and

WHEREAS, the Executive would like to continue to serve as CEO and President beyond the Termination Date and assist the Company in an orderly transition of leadership to a new CEO.

NOW THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Company and the Executive, intending to be legally bound hereby, agree as follows:

1.    On September 23, 2021, the Company provided the Executive with the Notice of Non-Renewal and the Executive acknowledges receipt thereof.

2.    Notwithstanding the delivery of the Notice of Non-Renewal, the Executive shall continue to serve as CEO and President of Carrols until the date (such date, hereinafter the “Separation Date”) that is the earlier of (a) June 30, 2022 and (b) the effective date of the appointment of a new CEO by the Board of Directors (the "Board") of Carrols. The Executive agrees that his employment as CEO and President of Carrols and as an officer or employee of all direct and indirect subsidiaries of Carrols shall terminate on the Separation Date.

3.    The Executive shall resign as Chairman and as a member of the Board of Carrols on the earlier of (x) the date of the 2022 Annual Meeting of Stockholders of Carrols and (y) the Separation Date.

4.    The Executive acknowledges and agrees that the separation of his employment with the Company and his resignation as Chairman and as a member of the Board are not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Executive agrees to execute such documents and certificates necessary to effectuate or document his separation and resignation. Executive understands and agrees that, following the Separation Date, he will no longer serve as an officer, employee or director of the Company.
5.    For a period of ninety (90) days following the Separation Date, the Executive agrees to provide transitional assistance to the new CEO which shall include answering the new CEO’s questions and providing such other assistance as the new CEO may reasonably request. For the avoidance of doubt, following the effective date of the appointment of a new CEO, the Executive shall not carry out any official duties on behalf of the Company and shall not hold himself out as an agent or representative of the Company.
6.    (A)    In consideration of (a) your acceptance and execution of this Agreement on the date hereof and your acceptance and execution of the Separation and Release of Claims Agreement attached hereto as Exhibit A (the "Separation Agreement") on the Separation Date, (b) your non-revocation of all or any part of the Separation Agreement, (c) you not having terminated your employment with the Company voluntarily prior to the Separation Date, (d) your provision of transitional assistance to a new CEO as set forth herein, (e) you not having filed and not filing any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency, and (f) your compliance with this Agreement and the Separation Agreement, including, without limitation, your waiver and release of claims as set forth in the Separation Agreement, your compliance with the restrictive covenants referenced in Section 7 below and your reasonable cooperation in legal proceedings and investigations as set forth in the Separation Agreement, the Company shall pay you the following separation payments and benefits following the Separation Date in lieu of, and not in addition to, any amounts otherwise payable pursuant to the Employment Agreement, whether upon non-renewal of the Term of the Employment Agreement or otherwise:
(i)    A monthly gross sum of Seventy-Five Thousand Six Hundred Twenty- Five Dollars ($75,625) payable in accordance with the Company's monthly payroll practices for executives for the months of March, April, May and June of 2022, which will be reduced for taxes and withholdings;

(ii)    A gross sum equal to Nine Hundred One Thousand Two Hundred Sixty Dollars ($901,260) representing the aggregate amount of the Executive's current annual base salary payable in a lump sum on the six-month anniversary of the Separation Date, which amount will be reduced for taxes and withholdings;

(iii)    A gross sum payable by August 12, 2022 equal to all accrued and unused vacation as of the Separation Date, which amount will be reduced for taxes and withholdings. Receipt of these monies are not conditioned upon your execution of the Separation Agreement;

(iv)    Any amounts Executive is entitled to under the Carrols Corporation and Subsidiaries Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan") at such times as provided for under the Deferred Compensation Plan, which amounts will be reduced for taxes and withholdings. Receipt of these monies are not conditioned upon your execution of the Separation Agreement;

(v)    You will be eligible to receive not later than March 15, 2023 a pro rata portion of your annual bonus award, if any, covering the period between January 3, 2022 through the Separation Date payable under the Company's Executive Bonus Plan for the fiscal year ending January 1, 2023, which bonus award, if payable, will be reduced for taxes and withholdings;

(vi)    For purposes of your shares of unvested restricted common stock of Carrols, par value $0.01 per share (the "Common Stock"), awarded pursuant to restricted stock award agreements under Carrols 2016 Stock Incentive Plan, as amended (the "2016 Plan"), all unvested shares of restricted Common Stock issued under the 2016 Plan shall be deemed fully vested on the Separation Date and shall be subject to any taxes required to be paid by you;

(vii)    For purposes of your restricted stock units awarded pursuant to restricted stock unit award agreements under the 2016 Plan, all restricted stock units issued under the 2016 Plan are fully vested. On the Separation Date, shares of Common Stock shall be delivered to you in accordance with the terms of such restricted stock unit award agareements, which shares shall be subject to any taxes required to be paid by you. The delivery to you of such shares of Common Stock on the Separation Date is not conditioned upon your execution of the Separation Agreement;

(viii)    For purposes of your stock options awarded pursuant to the Incentive Stock Option Agreement dated as of August 12, 2020 (as amended, the "Stock Option Agreement") under the 2016 Plan, Carrols shall amend the Stock Option Agreement to provide that, on the Separation Date, all stock options awarded pursuant to the Stock Option Agreement shall be deemed fully vested and exercisable by Executive until the seventh anniversary of the Grant Date (as defined in the Stock Option Agreement); and

(ix)    The Company shall provide medical and major medical insurance to you and your spouse for the remainder of your respective lives in accordance with Section 8(a) of the Employment Agreement, it being understood and agreed that, following the Separation Date, at the request of the Company you and your spouse will promptly enroll in Medicare Part B and the Company will reimburse the costs of your Medicare Part B coverage. Following the Separation Date, you and your spouse shall also be entitled to receive dental and vision insurance, at your own cost and expense, as is made available to eligible retirees under the Company’s Personnel Policy and Procedure 155-A (Benefits for Retired Employees), as the same may be amended from time to time. Your eligibility and coverage under the Company’s existing group life, accidental death and dismemberment, and disability policies shall terminate on the Separation Date. Nothing in this Agreement or the Separation Agreement will affect any vested retirement benefits you may have in the Company’s retirement and/or 401(k) plans.

(B)    For purposes of clarification, except as specifically provided herein, no payments due to you under this Agreement shall be made or begin unless you sign the Separation Agreement on the Separation Date. If you fail to sign the Separation Agreement or revoke all or any part of the Separation Agreement prior to the Effective Date (as defined in the Separation Agreement), no payments shall be due or made to you.

(C)    You understand, acknowledge, and agree that these separation benefits are in exchange for you executing this Agreement, the Separation Agreement and the releases and waivers contained in the Separation Agreement. You further acknowledge and agree that you are not entitled to any additional payment or consideration not specifically referenced in this Agreement, that no other promises or agreements of any kind other than those stated herein and in the Separation Agreement have been made to you by any person or entity whatsoever to cause you to execute this Agreement and the Separation Agreement, and that you have signed this Agreement, and will sign the Separation Agreement, as a free and voluntary act. Nothing in this Agreement or the Separation Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than you.

7.    The Company and you acknowledge and agree that (i) the second and third sentences of Section 8(a) of the Employment Agreement, as modified by the first sentence of Section 6(A)(ix) above, and (ii) Section 11 of the Employment Agreement shall survive the termination of the Employment Agreement; provided, however, that the restrictive covenants set forth in Section 11 of the Employment Agreement shall apply for a period of two years following the Separation Date (and not for a period of two years following the termination of the Employment Agreement or the termination or cessation of your employment under the Employment Agreement). The Company and you also acknowledge and agree that, except as specifically set forth in this Agreement, the Employment Agreement shall terminate in all respects on the Termination Date and you will not be entitled to any further payments or other benefits under the Employment Agreement following the Termination Date.

8.    This Agreement shall be governed by the laws of the State of New York, without regard to its choice of law rules. This Agreement shall bind you and all of your heirs, estates, successors and assigns and the Company and all of the Company’s successors and assigns. You and the Company hereby agree that any suit, action, or proceeding arising out of this Agreement and permitted by this Agreement to be brought outside of the Company’s Mandatory Arbitration Program (as set forth in Section 9 of this Agreement) shall be submitted to and brought exclusively before the appropriate federal or state courts in and for the State of New York. The parties acknowledge and agree that this Agreement has been prepared, negotiated, executed, and entered into as a contract in the State of New York and that they are knowingly submitting to the jurisdiction of the State of New York and the federal and state courts therein. The parties further acknowledge and agree that the terms of this Section 8 have been fully and fairly bargained for. Nothing in this Agreement precludes either party from bringing any suit, action of proceedings related to this Agreement (“Proceedings”) in any other jurisdiction if (A) the courts of the State of New York or the United States Federal Courts located in the State of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction (other than on grounds that the Proceeding is barred by the arbitration requirements of this Agreement); (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any arbitrator or court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. Notwithstanding the minimum standards for JAMS under the Mandatory Arbitration Program, the venue provisions of this Agreement shall control any dispute or Proceedings. The terms and provisions of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against any party, regardless of which party was primarily responsible for the preparation of this Agreement.

9.    You and the Company acknowledge and agree that: (a) this Agreement is subject to the Company’s existing Mandatory Arbitration Program which is incorporated into this Agreement by this reference; and (b) the Company’s existing Mandatory Arbitration Program is not superseded or replaced by this Agreement. Any dispute, controversy or claim arising out of or related to your employment with the Company, this Agreement (including the validity of this arbitration clause), or any breach of this Agreement shall be submitted to and decided pursuant to the Company’s existing Mandatory Arbitration Program; provided that this Section 9 shall not preclude the parties from seeking provisional remedies in aid of arbitration or equitable remedies from the courts designated in Section 8 of this Agreement.

10.    In the event of a breach or threatened breach by you of any of the provisions of this Agreement, you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. If you fail to comply with any of the terms of this Agreement or post-termination obligations contained in it, or if you revoke the ADEA release contained in Section 2 of the Separation Agreement within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to you under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in the Separation Agreement. You and the Company mutually agree that this Agreement can be specifically enforced and can be cited as evidence in legal proceedings alleging breach of the Agreement. You agree that in the event a Court or an arbitrator determines any of the restrictive covenants included in this Agreement are overbroad, the Court or the arbitrator shall have the authority to confer such a limited provision as the Court or arbitrator determines is lawful and enforceable.

11.    No waiver by you or the Company of any breach by other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

12.    Should any provision of this Agreement be held by a court or arbitral authority of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon you and the Company with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitral authority is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding upon and enforceable against each of them. If any of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it.

13.    This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as delivery of an executed original of this Agreement.

14.    Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

15.    No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company on the Company’s behalf, or by the respective parties’ legal representatives and successors.

16.    All notices required or permitted to be given or made shall be made in writing and deemed to be effectively served and delivered (a) when received by the party to whom they are addressed if delivered by hand or by overnight delivery service, (b) three (3) days after the date of postmark if sent by registered or certified mail, postage prepaid, return receipt requested, or (c) upon confirmation of read receipt if transmitted by electronic mail.

Notice to the Company:    Gerald J. DiGenova and Jared L. Landaw
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Email:
Email:

Notice to the Executive:    Daniel T. Accordino

17.    This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. For purposes of Section 409(A), your separation from employment with the Company is an involuntary termination. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.

18.    DANIEL T. ACCORDINO ACKNOWLEDGES AND AGREES: (A) THAT HE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT; (B) THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT AND (C) THAT THE COMPANY’S IN-HOUSE AND OUTSIDE LEGAL COUNSEL HAVE REPRESENTED ONLY THE COMPANY IN CONNECTION WITH THE DISCUSSION, NEGOTIATION, DRAFTING, AND ENTERING INTO OF THIS AGREEMENT AND THAT HE HAS NOT BEEN PROVIDED NOR HAS HE RELIED UPON ANY LEGAL ADVICE FROM THE COMPANY’S IN-HOUSE OR OUTSIDE LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Gerald J. DiGenova
Gerald J. DiGenova
Vice President, Human Resources

CARROLS LLC

By:	/s/ Gerald J. DiGenova
Gerald J. DiGenova
Vice President, Human Resources

EXECUTIVE

/s/ Daniel T. Accordino
Daniel T. Accordino

Exhibit A
Separation and Release of Claims Agreement

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (this "Agreement") is entered into to conclude all obligations arising from your employment with and separation from Carrols Restaurant Group, Inc. (“Carrols”). Your employment ceased on ____________, 2022 (the “Separation Date”). This Agreement will become effective on the date (the "Effective Date") that is the eighth (8th) calendar day after you have signed and accepted it. As used in this Agreement: (a) the “Company" means Carrols and its subsidiaries and affiliated entities and (b) “you” and “your” means Daniel T. Accordino.

The Separation Date shall be the employment termination date for you for all purposes, meaning that you are not entitled to any further compensation, monies, or other benefits from the Company after the Separation Date, including but not limited to wages, compensation, bonuses, and coverage under any benefit plans or programs sponsored by the Company, except as specifically set forth in the Transition Agreement dated as of September 23, 2021 between you and the Company (the "Transition Agreement").

1.    Representations and Warranties. You specifically represent, warrant, and confirm that:

(A)    you have returned all Confidential Information (as defined below) and Company property, including but not limited to all Company keys and key fobs, credit cards, telephone(s), computer(s), equipment, automobile and property, documents, materials, manuals, plans, reports, minutes, agendas, lists, forms, correspondence, and similar items which belong to the Company;

(B)    you have permanently deleted any Confidential Information and Company-related information maintained on a home computer, electronic device or in a cloud storage device (such as Dropbox). If you are unsure whether you have permanently deleted such information or how to permanently delete such information, you agree to contact the Company and permit a representative of the Company to have reasonable access to such device or cloud storage service to permit the Company to ensure permanent deletion;

(C)    you have not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;

(D)    you have been properly paid for all hours worked for the Company;

(E)    you have received payment in full from the Company of all wages, salary, earnings, reimbursement of any out-of-pocket expenses incurred by you, and other compensation due to you through and including the Separation Date with the exception of those items which shall be paid to you after the Separation Date as set forth in Section 6 of the Transition Agreement;

(F)    you have not engaged in and are not aware of any unlawful conduct by, or relating to the business of, the Company;

(G)    you have filed all medical claims, if any, for work related injuries or illnesses occurring during your employment with the Company;

(H)    you have not suffered from any injury or illness on the job during the term of your employment with the Company, other than such injury or illness that you have notified the Company of in writing; and

(I)    you will not seek future employment with the Company.

2.    Release.

(A)    General Release and Waiver of Claims. In exchange for the Company’s agreements herein and in the Transition Agreement, which you agree and acknowledge are good and valuable consideration, and to the fullest extent permitted by law, you and your heirs, executors, representatives, agents, insurers, administrators, successors, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including but not limited to the Company’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective past and present officers, directors, agents, representatives, employees, attorneys, insurers, insurer employees, members, investors, and stockholders, in their corporate and individual capacities (collectively, the "Releasees"), from any and all claims, demands, actions, causes of action, suits, charges, complaints, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, costs and expenses (inclusive of attorneys' fees) of any kind or nature whatsoever (collectively, "Claims") which you may have had, now have, or may hereafter claim to have against the Company or any of the Releasees through the Separation Date, whether such claims are known or unknown, contingent or otherwise, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to your hire, benefits, employment, termination, or separation from employment with the Company, and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(i)any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act, as amended (as more fully set forth below), the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, the Florida Civil Rights Act, Florida Whistleblower Protection Act, Florida Workers' Compensation Law Retaliation Act, Florida Wage Discrimination Law, Florida Minimum Wage Act, Florida Equal Pay Law, Florida AIDS Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act, ALL LOCAL LAWS THAT MAY BE LEGALLY WAIVED, including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released, it being understood and agreed that the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;
(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements; and
(v)any claims that the parties being released and for whose benefit this Agreement is being signed and executed have acted improperly, illegally and/or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement.
However, this general release and waiver of claims excludes, and you do not waive, release, or discharge: (a) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, the New York State Division of Human Rights, the Florida Commission on Human Relations, or other similar federal or state administrative agencies, although you waive any right to monetary relief related to such a charge or administrative complaint; (b) claims which cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation or to challenge the validity of the ADEA release; and (c) any right to file an unfair labor practice charge under the National Labor Relations Act.
(B)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to you in this Agreement and the Transition Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the Effective Date of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, you hereby acknowledge and confirm that:

(i)    you have read this Agreement in its entirety and understand all of its terms;

(ii)    by this Agreement, you have been advised in writing of the right to consult with an attorney of your choosing as you believed was necessary before executing this Agreement;

(iii)    you knowingly, freely, and voluntarily assent to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv)    you are executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled;

(v)    you were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired and that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;

(vi)    you understand that you have seven (7) days from signing this Agreement to revoke the release in this paragraph by delivering notice of revocation by email delivery to Gerald J. DiGenova, Vice President Human Resources, 968 James Street, Syracuse, New York 13203 before the end of such seven-day period; and

(vii)    you understand that the release contained in this paragraph does not apply to rights and claims that may arise after you sign this Agreement or to your right to challenge the validity of this release.

3.    Post-Termination Obligations and Restrictive Covenants.

(A)    You agree to direct individuals and organizations seeking employment information and/or references about you to Gerald DiGenova. In return, Mr. DiGenova will provide a confirmation of your dates of employment, positions held, and duties performed. You understand that if you direct such individuals and organizations (who are seeking employment information and/or references about you) to persons other than Mr. DiGenova, the Company will not be responsible for any information given by such people.

(B)    You also agree to reasonably cooperate with the Company in the future by responding to questions and telling the truth regarding projects, presentations, and/or proposals that you worked on or assisted throughout your employment with the Company. You further agree to reasonably cooperate with the Company in the future by, among other things, responding to questions, drafting, reviewing and signing affidavits, attending meetings and depositions, governmental proceedings and hearings and court hearings, and by cooperating with the Company and its accountants and attorneys with respect to third party or governmental investigations, claims, hearings or litigation for which you have personal and/or business knowledge or which arise out of your service to the Company; provided that the Company shall make reasonable efforts to minimize disruption of your other activities.

(C)    Following your separation from employment, you agree not to make, publish, or communicate to any person or entity or in any public forum any statements or engage in any actions which would disparage, denigrate, defame, or interfere with the Company or the Company’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective past and present officers, directors or employees, or which could damage, harm or interfere with the Company’s reputation, business relationships or standing with the public, investors, vendors, customers, clients and/or employees. This Section does not in any way restrict or impede you from exercising protected rights or rights under federal securities laws, including the Dodd-Frank Act, or under the National Labor Relations Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You shall promptly provide written notice of any such order to Mr. DiGenova.

(D)    You understand, acknowledge, and agree that by virtue of your employment with the Company, you had access to and knowledge of Confidential Information, were in a position of trust and confidence with the Company and benefitted from the Company’s goodwill. You understand, acknowledge, and agree that the Company invested significant time and expense in developing the Confidential Information and goodwill. You further understand, acknowledge, and agree that the restrictive covenants below are necessary to protect the Company's legitimate business interests in its Confidential Information and goodwill. You further understand, acknowledge, and agree that the Company would be irreparably harmed if you violated the restrictive covenants below.

(i)    You understand, acknowledge, and agree that during the course of employment with the Company, you had access to and learned about confidential, secret and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses ("Confidential Information"). You further understand, acknowledge and agree that this Confidential Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by you might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties. For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, databases, manuals, records, supplier information, vendor information, franchisor information, financial information, results, accounting information, accounting records, legal information, pricing information, payroll information, staffing information, personnel information, employee lists, vendor list, reports, internal controls, security procedures, market studies, sales information, revenue, costs, notes, communications, algorithms, customer information, customer lists, of the Company or its businesses. You understand that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. You understand and agree that Confidential Information developed by you in the course of your employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to you in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to you, provided that such disclosure is through no direct or indirect fault of you or a person(s) acting on your behalf.

(ii)    You agree and covenant: (a) to treat all Confidential Information as strictly confidential; (b) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company; and (c) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company. You understand, acknowledge, and agree that your obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue until the Confidential Information has become public knowledge other than as a result of your breach of this Agreement or a breach by those acting in concert with you or on your behalf.

(iii)    You agree to maintain in confidence any information regarding past, current or potential claims, governmental proceedings, third party investigations or litigation relating to the Company. You also agree not to communicate with any party(ies), their attorneys, investigators or others who are adverse or potentially adverse to the Company except with prior notice to and in the presence of the Company’s designated attorneys.

(E)    In the event of a breach or threatened breach by you of any of the provisions of this Agreement, you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. If you fail to comply with any of the terms of this Agreement or post-termination obligations contained in it, or if you revoke the ADEA release contained in Section 2 within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to you under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. You and the Company mutually agree that this Agreement can be specifically enforced and can be cited as evidence in legal proceedings alleging breach of the Agreement.

(F)    You agree that in the event a Court or an arbitrator determines any of the above restrictive covenants are overbroad, the Court or the arbitrator shall have the authority to confer such a limited provision as the Court or arbitrator determines is lawful and enforceable.

(G)    Notwithstanding the above language, you acknowledge that by law you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State or local government official or to an attorney solely for the purpose of reporting or instigating a suspected violation of law. You may also not be held criminally or civilly liable for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, anyone who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the Court proceeding if all documents containing the trade secret are filed under seal and not disclosed except pursuant to Court order.

4.    Confidentiality of Agreement.

(A)    You agree and covenant that you shall not disclose any of the terms of or amount paid under the Transition Agreement and this Agreement or the negotiation thereof to any individual or entity; provided, however, that you will not be prohibited from making disclosures to your attorney, tax advisors, or immediate family members, or as may be required by law; provided such individuals shall not make further disclosures that would violate this Agreement if made by you. You agree and covenant that confidentiality of this Agreement is your preference.

(B)    This Section 4 does not in any way restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

(C)    You agree that you were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign this Agreement sooner if desired, and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.

(D)    You understand that you have seven (7) days from the date of signing this Agreement to revoke the confidentiality provision in this paragraph by delivering notice of revocation to

Gerald J. DiGenova, Vice President Human Resources, 968 James Street, Syracuse, New York 13203 by email before the end of the seven-day period.

5.    Governing Law. This Agreement will be governed by the laws of the State of New York, without regard to its choice of law rules. This Agreement will bind you and all of your heirs, estates, successors and assigns and the Company and all of the Company’s successors and assigns. You and the Company hereby agree that any suit, action, or proceeding arising out of this Agreement and permitted by this Agreement to be brought outside of the Company’s Mandatory Arbitration Program (as set forth in Section 6 of this Agreement) shall be submitted to and brought exclusively before the appropriate federal or state courts in and for the State of New York. The parties acknowledge and agree that this Agreement has been prepared, negotiated, executed, and entered into as a contract in the State of New York and that they are knowingly submitting to the jurisdiction of the State of New York and the federal and state courts therein. The parties further acknowledge and agree that the terms of this Section 5 have been fully and fairly bargained for. Nothing in this Agreement precludes either party from bringing any suit, action of proceedings related to this Agreement (“Proceedings”) in any other jurisdiction if (A) the courts of the State of New York or the United States Federal Courts located in the State of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction (other than on grounds that the Proceeding is barred by the arbitration requirements of this Escrow Agreement); (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any arbitrator or court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. Notwithstanding the minimum standards for JAMS under the Mandatory Arbitration Program, the venue provisions of this Agreement shall control any dispute or Proceedings. The terms and provisions of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against any party, regardless of which party was primarily responsible for the preparation of this Agreement.

6.    Arbitration. You and the Company acknowledge and agree that: (a) this Agreement is subject to the Company’s existing Mandatory Arbitration Program which is incorporated into this Agreement by this reference; and (b) the Company’s existing Mandatory Arbitration Program is not superseded or replaced by this Agreement. Any dispute, controversy or claim arising out of or related to your employment with the Company, this Agreement (including the validity of this arbitration clause), or any breach of this Agreement shall be submitted to and decided pursuant to the Company’s existing Mandatory Arbitration Program; provided that this Section 6 shall not preclude the parties from seeking provisional remedies in aid of arbitration or equitable remedies from the courts designated in Section 5 of this Agreement.

7.    Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by you and the Company. No waiver by you or the Company of any breach by other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

8.    Severability. Should any provision of this Agreement be held by a court or arbitral authority of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon you and the Company with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitral authority is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding upon and enforceable against each of them. If any of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it.

9.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

10.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as delivery of an executed original of this Agreement.

11.Nonadmission. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

12.Notices. All notices required or permitted to be given or made shall be made in writing and deemed to be effectively served and delivered (a) when received by the party to whom they are addressed if delivered by hand or by overnight delivery service, (b) three (3) days after the date of postmark if sent by registered or certified mail, postage prepaid, return receipt requested, or (c) upon confirmation of read receipt if transmitted by electronic mail.

Notice to the Company:    Gerald J. DiGenova and Jared L. Landaw
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203

Email:
Email:

Notice to the Executive:    Daniel T. Accordino

13.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. For purposes of Section 409(A), your separation from employment with the Company is an involuntary termination. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.

14.    Timing Before Signing and Revocation. You may take up to twenty-one (21) calendar days from receipt of this Agreement to decide whether to accept it. You may accept and sign this Agreement within this twenty-one (21) day time period, but you are not required to do so by the Company. In deciding whether to accept this Agreement, you should feel free to ask Gerald J. DiGenova any questions and, if you wish, consult with your own personal attorney.

You may revoke your acceptance of this Agreement by delivering written notice of revocation to Gerald J. DiGenova at 968 James Street, Syracuse, New York 13203, at any time prior to the Effective Date. If you revoke your acceptance of this Agreement, it will become null and void for all purposes and the Company will have no obligation to provide you the payments or other separation benefits set out in the Transition Agreement.

Please give careful consideration to the terms of this Agreement. You are encouraged to contact your own legal counsel to assist you in understanding the terms and conditions herein. Please understand that your acceptance of this Agreement is a prerequisite to receiving the payments set out in the Transition Agreement. If you accept all of the terms of this Agreement, please signify by signing below and returning to Mr. DiGenova.

15.Employment Agreement. The Company and you acknowledge and agree that, except as specifically set forth in the Transition Agreement, the Employment Agreement dated as of December 22, 2011 between you and the Company, as amended by the First Amendment to Employment Agreement dated as of September 6, 2013 (as amended, the “Employment Agreement”), was terminated in all respects as of February 28, 2022 and you are not entitled to any further payments or other benefits under the Employment Agreement.

16.    Acknowledgment of Full Understanding. DANIEL T. ACCORDINO ACKNOWLEDGES AND AGREES: (A) THAT HE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT; (B) THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT; (C) THAT THE COMPANY’S IN-HOUSE AND OUTSIDE LEGAL COUNSEL HAVE REPRESENTED ONLY THE COMPANY IN CONNECTION WITH THE DISCUSSION, NEGOTIATION, DRAFTING, AND ENTERING INTO OF THIS AGREEMENT AND THAT HE HAS NOT BEEN PROVIDED NOR HAS HE RELIED UPON ANY LEGAL ADVICE FROM THE COMPANY’S IN-HOUSE OR OUTSIDE LEGAL COUNSEL; AND (D) THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW AS SET FORTH IN THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, and acknowledge its contents, and have signed it as their own free act and deed on this ___ day of _____________, 2022.

CARROLS RESTAURANT GROUP, INC.

By:
Daniel T. Accordino		Gerald J. DiGenova
Vice President, Human Resources

State of      ______________________)
County of     ______________________) ss.:

    On the _____ day of ________________, 2022 before me, the undersigned, personally appeared DANIEL T. ACCORDINO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_________________________________________________
Notary Public

STATE OF NEW YORK          )
COUNTY OF ONONDAGA        )    ss:

    On the_____ day of ________________, 2022 before me, the undersigned, personally appeared GERALD J. DIGENOVA, as Vice President Human Resources for Carrols Restaurant Group, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_________________________________________________
         Notary Public

WAIVER OF 21-DAY REVIEW OF AGREEMENT

    I, Daniel T. Accordino, hereby state that I am aware that I am accorded twenty-one (21) days in which to consider waiver of a claim under the Age Discrimination in Employment Act and Older Workers Benefit Protection Act as specified in the above referenced Agreement between Carrols Restaurant Group, Inc. and me. However, because I want to expedite the payment and receipt of the payment referenced in said Agreement, I, hereby voluntarily waive said twenty-one (21) day review period. I further state that I was not coerced into signing this waiver and do so with full and complete knowledge. Finally, I state that I fully understand this waiver and agree to it.

______________________________        _______________________
Daniel T. Accordino                Date

State of      ______________________)
County of     ______________________) ss.:

    On the _____ day of ________________, 2022 before me, the undersigned, personally appeared DANIEL T. ACCORDINO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_________________________________________________
Notary Public